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                                                                   Exhibit 23(b)

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1986 Stock Option Plan, as amended, the 1989 Directors Stock Option Plan, the 1994 Directors' Ownership Plan, as amended, and the 1996 Stock Option Plan, as amended, of Sizeler Property Investors, Inc. of our report dated February 3, 1995, with respect to the consolidated financial statements and schedules of Sizeler Property Investors, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                        Ernst & Young LLP

Jackson, Mississippi
November 13, 1996